Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On January 3, 2018, Evofem Biosciences, Inc, changed its name to Evofem Biosciences Operations, Inc., or Private Evofem. On January 17, 2018, Neothetics, Inc., a Delaware corporation, now known as Evofem Biosciences, Inc., completed its merger with Private Evofem, or the Merger; in accordance with the terms of the agreement and plan of merger and reorganization, dated October 17, 2017, whereby a Delaware corporation and wholly owned subsidiary of Neothetics, Nobelli Merger Sub, Inc., merged with and into Private Evofem, with Private Evofem surviving as Neothetics’ wholly owned subsidiary. In connection with the Merger, Neothetics changed its name to Evofem Biosciences, Inc, or the Company or Public Evofem. All references to the Company refer to Evofem Biosciences, Inc. as of and following the closing of the Merger on January 17, 2018, or the Closing Date, and all references to Neothetics refer to Neothetics, Inc. prior to the closing of the Merger on the Closing Date.

Immediately prior to the closing of the Merger, Private Evofem issued two of its existing stockholders affiliated with Invesco Asset Management, or Invesco, warrants for the purchase up to an aggregate of 155,081,982 shares of Private Evofem’s common stock, which were immediately net exercised on a cashless basis for an aggregate of 154,593,455 shares of Private Evofem’s common stock, or the Invesco Warrants. Immediately following the closing of the Merger, Invesco purchased 1,614,289 shares of common stock of Public Evofem for gross proceeds of $20.0 million in a private placement transaction, or the Financing. Upon closing of the Merger, each outstanding share of Private Evofem’s common stock was converted into the right to receive approximately 0.1540 shares of Neothetics’ common stock other than the Private Evofem’s Series D redeemable convertible preferred stock which was exchanged for approximately 515,924 shares of Neothetics’ common stock. Immediately following the closing of the Merger and after giving effect to the Financing, Neothetics securityholders owned approximately 13.0% of the outstanding common stock of Private Evofem on a fully-diluted basis and Private Evofem’s securityholders owned approximately 87.0% of the outstanding common stock of the Company on a fully-diluted basis. Immediately following the Merger, previously existing warrant rights held by one of Private Evofem’s stockholders, Woodford Investment Management, or WIM, were exchanged for three shares of the Company’s common stock and warrants for the purchase of 2,000,000 shares of the Public Evofem’s common stock, or the WIM Warrants.

The following unaudited pro forma condensed combined financial statements give effect to the Merger and the Financing and were prepared in accordance with the regulations of the Securities and Exchange Commission, or SEC. Private Evofem was determined to be the accounting acquirer based upon the terms of the Merger and other factors including, as a result of the Merger: (i) Private Evofem stockholders own approximately 87% of the Company’s outstanding common stock on a fully-diluted basis immediately following the closing of the Merger, (ii) Private Evofem designated directors hold the majority (six of seven) of the authorized seats of the Company’s board of directors and (iii) Private Evofem’s management hold all key positions in the management of Public Evofem. The transaction will be accounted for as a reverse recapitalization, a form of an asset acquisition, in accordance with the accounting guidance under ASU 2017-01. Accordingly, the assets and liabilities of Private Evofem will be recorded as of the Merger Closing Date at their respective carrying values and the acquired net assets of Neothetics will be recorded as of the Merger Closing Date at their fair value.

Pro Forma Information

The unaudited pro forma condensed combined balance sheet as of December 31, 2017 and the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2017 are based on (i) the historical consolidated results of operations of Private Evofem and (ii) the historical results of operations of Neothetics.

The unaudited pro forma condensed combined balance sheet as of December 31, 2017 gives effect to the Merger and Financing as if it closed on December 31, 2017 and combines the historical balance sheets of Private Evofem and Neothetics as of December 31, 2017. The statement of operations information as of December 31, 2017 is presented as if the Merger and the Financing were consummated on January 1, 2017, and combines the historical results of Private Evofem and Neothetics for the year ended December 31, 2017.

Private Evofem’s consolidated balance sheet and consolidated statement of operations information was derived from its audited consolidated financial statements as of and for the year ended December 31, 2017 included as Exhibit 99.1 to this Amendment No. 1 to the Current Report on Form 8-K. Neothetics’ balance sheet and statement of operations information was derived from its audited financial statements as of and for the year ended December 31, 2017 included in its Annual Report on Form 10-K for the year ended December 31, 2017, as filed with the SEC on February 26, 2018, or Neothetics’ 10-K.

The unaudited pro forma condensed combined financial statements are based on the assumptions and adjustments that are described in the accompanying notes. The unaudited pro forma condensed combined financial statements and pro forma adjustments have been prepared based on preliminary estimates. Differences between these preliminary estimates and the final asset acquisition accounting will occur and these differences could have a material impact on the unaudited pro forma condensed combined financial statements and the combined company’s future results of operations and financial position. The actual amounts recorded as of the closing of the Merger and the Financing may differ materially from the information presented in these unaudited pro forma condensed combined financial statements as a result of the amount of cash used by Neothetics’ operations and other changes in Private Evofem’s or Neothetics’ assets and liabilities occurring between December 31, 2017 and the Closing Date.

The unaudited pro forma condensed combined financial statements do not give effect to the potential impact of current financial conditions, regulatory matters, operating efficiencies or other savings or expenses that may be associated with the acquisition. The unaudited pro forma condensed combined financial statements have been prepared for illustrative purposes only and are not necessarily indicative of the financial position or results of operations in future periods or the results that would have been realized had Private Evofem and Neothetics been a combined company during the specified period. The unaudited pro forma condensed combined financial statements, including the notes thereto, should be read in conjunction with the separate audited financial statements of Private Evofem and Neothetics for the year ended December 31, 2017.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of December 31, 2017

(in thousands)

	Historical Private Evofem	Historical Neothetics	Pro forma Merger Adjustments	Note	Pro forma Condensed Combined
Assets
Current assets:
Cash and cash equivalents	$1,211	$3,417	$20,000	A8	$24,404
			(224)	A7b
Restricted cash	490	—	93	A1	583
Prepaid and other current assets	653	608	—		1,261

Total current assets	2,354	4,025	19,869		26,248
Property and equipment, net	848	—	—		848
Other noncurrent assets	750	93	(93)	A1	750

Total assets	$3,952	$4,118	$19,776		$27,846

Liabilities, convertible preferred stock and stockholders’ (deficit) equity
Current liabilities:
Accounts payable	$8,999	$566	$—		$9,565
Accrued expenses	12,086	846	(468)	A1	16,518
			4,054	A6
Accrued compensation	2,392	—	468	A1	2,860
Series D 2X liquidation preference	79,870	—	(79,870)	A7b	—

Total current liabilities	103,347	1,412	(75,816)		28,943
Deferred rent	114	—	—		114
Other noncurrent liabilities	166	—	—		166

Total liabilities	103,627	1,412	(75,816)		29,223
Convertible preferred stock	121,315	—	(121,315)	A4	—
Redeemable convertible preferred stock	68,556	—	(68,556)	A7b	—
Stockholders’ (deficit) equity:
Common stock	81	—	155	A3	2
			40	A4
			(5)	A5
			(267)	A7a
			4	A7b
			1	A8
			(7)	A9
Additional paid-in capital	17,650	138,550	(135,844)	A2	358,226
			47,765	A3
			121,275	A4
			5	A5
			267	A7a
			148,552	A7b
			19,999	A8
			7	A9
Accumulated deficit	(307,277)	(135,844)	135,844	A2	(359,605)
			(47,920)	A3
			(4,054)	A6
			(354)	A7b

Total stockholders’ (deficit) equity	(289,546)	2,706	285,463		(1,377)

Total liabilities, convertible preferred stock and stockholders’ (deficit) equity	$3,952	$4,118	$19,776		$27,846

Unaudited Pro Forma Condensed Combined Statements of Comprehensive Loss

For the Year Ended December 31, 2017

(in thousands, except share and per share data)

	Historical Private Evofem	Historical Neothetics	Pro forma Merger Adjustments	Note	Pro forma Condensed Combined
Operating expenses:
Research and development	$23,539	$3,946	$—		$27,485
General and administrative	12,148	6,099	(2,666)	B4	15,581

Operating loss	(35,687)	(10,045)	2,666		(43,066)
Other income, net	82	51	—		133
Loss on issuance of Series D convertible preferred stock	(8,522)	—	8,522	B1	—
Change in fair value of Series D 2X liquidation preference	(61,175)	—	61,175	B2	—

Net loss before income tax	(105,302)	(9,994)	72,363		(42,933)
Income tax expense	(3)	—	—		(3)

Net loss	(105,305)	(9,994)	72,363		(42,936)
Accretion of Series D redeemable convertible preferred stock dividends	(4,017)	—	4,017	B3	—

Net loss attributable to common stockholders	$(109,322)	$(9,994)	$76,380		$(42,936)

Net loss per share attributable to common stockholders, basic and diluted	$(1.43)	$(4.33)			$(2.60)

Weighted-average number of shares used in computing net loss per share attributable to common stockholders, basic and diluted	76,359,923	2,305,817			16,499,588

Notes to the Unaudited Pro Forma Condensed Combined Financial Information

1. Description of the Acquisition and Basis of Presentation

On October 17, 2017, Neothetics, Inc., a Delaware corporation, Private Evofem and Nobelli Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Neothetics, or Merger Sub, entered an agreement and plan of merger, or the Merger Agreement, that provided for, among other things, the merger of Merger Sub with and into Private Evofem, with Private Evofem continuing as the surviving entity and becoming a wholly owned subsidiary of Neothetics, on the terms and conditions set forth in the Merger Agreement, or the Merger. Neothetics’ common stock was quoted on The Nasdaq Capital Market through January 17, 2018. As of January 18, 2018, the Company’s common stock was quoted on The Nasdaq Capital Market.

In accordance with the terms and conditions of the Merger Agreement, upon completion of the Merger, each share of Private Evofem’s common stock (including each share of Private Evofem’s Series A preferred stock, Private Evofem’s Series B preferred stock, Private Evofem’s Series C preferred stock and Private Evofem’s Series C-1 preferred stock on an as converted to common basis) was converted into approximately 0.1540 shares of Neothetics common stock and each share of Private Evofem‘s Series D redeemable convertible preferred stock was converted, giving effect to its liquidation preference, into approximately 515,924 shares of Neothetics common stock.

2. Basis of Presentation

The unaudited pro forma condensed combined financial statements were prepared in accordance with the regulations of the SEC. The unaudited pro forma condensed combined balance sheet as of December 31, 2017 is presented as if the Merger and Financing had been completed on December 31, 2017. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2017 assumes that the Merger and Financing occurred on January 1, 2017, and combines the historical results of Neothetics and Evofem.

For accounting purposes, Private Evofem is considered the acquiring company and the Merger will be accounted for as a reverse recapitalization of Neothetics by Private Evofem. Under reverse recapitalization accounting the assets and liabilities of Neothetics will be recorded, as of the completion of the Merger, at their fair value which approximates book value because of the short-term nature of the instruments. Consequently, the unaudited condensed consolidated financial statements of the combined companies reflect the operations of the acquirer for accounting purposes together with a deemed issuance of shares, equivalent to the shares held by the former stockholders of the legal acquirer and a recapitalization of the equity of the accounting acquirer. The historical financial statements of Private Evofem, included as Exhibit 99.1 to this Amendment No. 1 to the Current Report on Form 8-K and Neothetics, included in the Neothetics’ 10-K have been adjusted to give pro forma effect to events that are (i) directly attributable to the Merger, (ii) factually supportable, and (iii) with respect to the statements of operations, expected to have a continuing impact on the combined results.

To the extent there are significant changes to the business following completion of the Merger, the assumptions and estimates set forth in the unaudited pro forma condensed combined financial statements could change significantly. Accordingly, the pro forma adjustments are subject to further adjustments as additional information becomes available and as additional analyses are conducted following the completion of the Merger. There can be no assurances that these additional analyses will not result in material changes to the estimates of fair value.

Unaudited Pro Forma Weighted-average Shares

The opening 2016 pro forma weighted-average shares used in computing pro forma net loss per share attributable to common stockholders gives effect to:

•	the exchange of Private Evofem’s common stock (including the conversion of Private Evofem’s Series A convertible preferred stock, Series B convertible preferred stock, Series C-1 convertible preferred stock and Series C convertible preferred stock on a one-for-one basis into Private Evofem common stock) on a post-split basis;

•	the exchange of 60 shares of Private Evofem’s Series D redeemable convertible preferred stock and related dividends at its liquidation preference into Public Evofem’s common stock, on a post-split basis; and

•	the 6:1 reverse stock split of Neothetics’ common stock.

The following adjustments were made to the pro forma weighted-average shares used in computing pro forma net loss per share attributable to common stockholders to give effect to:

•	the exchange of 20 shares of Private Evofem’s Series D redeemable convertible preferred stock at its liquidation preference into Public Evofem’s common stock, on a post-split basis as of their respective issuance dates in 2017;

•	the exchange of monthly accrued Series D redeemable convertible preferred stock dividends, on a post-split basis for all Private Evofem Series D redeemable convertible preferred stock shares issued;

•	the issuance by Private Evofem of the Invesco Warrants, the net exercise of the Invesco Warrants on a cashless basis and the related exchange into Public Evofem’s common stock, on a post-split basis; and

•	the issuance of Public Evofem’s common stock relating to the Financing on a post-split basis.

3. Pro Forma Adjustments and Assumptions

The pro forma adjustments were based on the preliminary information available at the time of the preparation of the unaudited pro forma condensed combined financial information. The unaudited pro forma condensed combined financial information, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, the historical audited financial statements of Private Evofem and Neothetics for the year ended December 31, 2017.

A1	Reclassify Neothetics restricted cash, accrued bonus and paid-time off payable to conform with Private Evofem’s balance sheet presentation.

A2.	Reflects the elimination of Neothetics historical accumulated deficit.

A3.	Record issuance of 154,593,455 shares of Private Evofem’s common stock upon cashless exercise of warrants issued to funds affiliated with Invesco Asset Management (Invesco) immediately prior to the closing of the Merger and recognize the fair value of the Invesco Warrants upon issuance.

A4.	Reclassify the net proceeds from Private Evofem’s issuance of an aggregate of 40,016,067 shares of Private Evofem’s convertible preferred stock to common stock at Private Evofem’s par value ($0.001 per share) and additional paid-in capital, net of par value, upon conversion to Private Evofem common stock immediately prior to the closing of the Merger.

A5.	Reflects the cancellation of 4,759,091 shares of Private Evofem’s unvested restricted common stock at Private Evofem’s par value, which were cancelled upon closing of the Merger.

A6.	Accrue for legal, accounting and other direct costs related to the Merger incurred during January 2018, which are not recognized in Private Evofem’s or Neothetics’ financial statements as of December 31, 2017.

A7.	Recognize the exchange of 270,969,445 shares of Private Evofem common stock and 80 shares of Private Evofem Series D redeemable convertible preferred stock outstanding immediately prior to the closing of the Merger for 83,006,735 shares of Neothetics’ common stock in exchange for 87% ownership in Neothetics upon closing of the Merger.

a.	Reclassify the par value ($0.001 per share) associated with the exchange of Private Evofem’s 270,969,445 common stock shares outstanding prior to the closing of the Merger for 41,732,794 shares of Neothetics common stock at $0.0001 par value, and

b.	Recognize the exchange of 80 shares of Private Evofem’s Series D redeemable convertible preferred stock into Neothetics’ common stock including:

i.	Adjustment for the final change in fair value of Private Evofem’s Series D 2X liquidation preference;

ii.	Reclassification of the Series D 2X liquidation preference upon exchange of 80 shares of Private Evofem’s Series D redeemable convertible preferred stock for 41,273,941 shares of Neothetics common stock at par value ($0.0001 per share) and additional paid-in capital;

iii.	Record the fair value of the WIM Warrants and related capital contribution upon issuance of the WIM Warrants; and

iv.	Record cash dividends, in lieu of additional Series D liquidation preference between January 6, 2018 and the closing of the Merger, paid upon closing of the merger to WIM.

A8.	Reflects $20.0 million in proceeds from the sale of Public Evofem’s common stock to Invesco in a private placement completed immediately after the closing of the Merger.

A9.	Adjust common stock and additional paid-in capital associated with shares issued in the Merger and Financing due to the 6:1 reverse stock split.

B1.	Reflects the elimination of Private Evofem’s loss on issuance of Private Evofem’s Series D redeemable convertible preferred stock recognized upon the issuance of Private Evofem’s Series D redeemable convertible preferred stock issued in August and November 2017.

B2.	Reflects the elimination of Private Evofem’s change in fair value of Series D 2X liquidation preference associated with Private Evofem’s Series D redeemable convertible preferred stock.

B3.	Reflects the elimination of Private Evofem’s accretion of Series D redeemable convertible preferred stock dividends associated with the issuance of Evofem’s Series D redeemable convertible preferred stock.

B4.	Remove direct costs related to the Merger recognized by Private Evofem’s and Neothetics during the year ended December 31, 2017.